Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104
CONTACTS:

Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS SECOND QUARTER 2017 EPS OF $0.60
SEATTLE, WASHINGTON - August 8, 2017, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced second quarter 2017 financial results including the following highlights compared to the same quarter of 2016:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 5% to $0.60

•	Net Earnings Attributable to Shareholders decreased 6% to $109 million

•	Operating Income decreased 6% to $168 million

•	Revenues increased 13% to $1.7 billion

•	Net Revenues[2] increased 2% to $564 million

•	Airfreight tonnage volume increased 9% and ocean container volume increased 4%

“Volumes remain strong across all of our services and we believe we continue to take profitable market share,” said Jeffrey S. Musser, President and Chief Executive Officer. “Our order management, warehousing and distribution, Transcon, and customs brokerage businesses performed exceptionally well during the quarter. While we experienced similar margin pressures that we have seen in recent quarters in our air and ocean offerings, we recorded some of the highest freight volumes in our company’s history. As always, our people provided outstanding customer service and performed extremely well in this environment.

“Global demand for air and ocean capacity continues to be stronger than we have seen in the past few years, which has led to a scarcity of favorable pricing. As the rate environment continues to shift, we are being increasingly disciplined in how we work both with our customers and with our carrier partners to secure access to capacity. In June, we initiated rate increases in certain high-volume lanes in response to the current market and expect to see strong demand, tight capacity, and rate volatility to continue throughout the remainder of the year.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “All regions have added people to process additional shipment volumes in order to maintain our high level of customer service. We are handling more shipments and are doing so more efficiently than ever before. We continue to focus on implementing process improvements and investing in our core technologies that allow us to grow our business profitably. As the industry continues to evolve and innovate at a more rapid pace, we are also making additional investments to develop strategies, including the use of technologies that allow us to maintain our leadership position.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 177 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
Second Quarter 2017 Earnings Release, August 8, 2017
Financial Highlights for the Three and Six months ended June 30, 2017 and 2016 (Unaudited)
(in 000's of US dollars except per share data)

	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
Revenues	$1,672,279	$1,475,164	13%	$3,217,411	$2,893,636	11%
Net revenues[1]	$563,633	$553,117	2%	$1,091,238	$1,070,186	2%
Operating income[2]	$168,240	$178,864	(6)%	$314,354	$330,690	(5)%
Net earnings attributable to shareholders	$108,851	$116,052	(6)%	$202,115	$212,636	(5)%
Diluted earnings attributable to shareholders per share	$0.60	$0.63	(5)%	$1.11	$1.16	(4)%
Basic earnings attributable to shareholders per share	$0.60	$0.64	(6)%	$1.12	$1.17	(4)%
Diluted weighted average shares outstanding	182,033	183,132		182,091	183,110
Basic weighted average shares outstanding	180,012	181,753		180,037	181,882
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
2Includes recovery of certain legal and related fees totaling $8 million for both the quarter and year-to date periods ended June 30, 2017 compared to $5 million in the same periods in 2016 and the favorable resolution of an indirect tax contingency of $6 million in the second quarter of 2017. We do not expect further recoveries in either matter.
During the three and six-month periods ended June 30, 2017, we repurchased 1.5 million and 2.5 million shares of common stock at an average price of $55.02 and $55.58 per share, respectively. During the three and six-month periods ended June 30, 2016, the Company repurchased 1.9 million and 3.4 million shares of common stock at an average price of $49.47 and $48.75 per share, respectively.

	Employee headcount as of June 30,
	2017	2016
North America	6,002	5,732
Europe	2,915	2,764
North Asia	2,524	2,461
Middle East, Africa and India	1,521	1,480
South Asia	1,447	1,338
Latin America	782	754
Information Systems	892	795
Corporate	366	341
Total	16,449	15,665

	Year-over-year percentage increase in:
	Airfreight kilos	Ocean freight FEU
2017
April	9%	2%
May	11%	2%
June	7%	7%
Quarter	9%	4%
_______________________
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on August 11, 2017 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about August 21, 2017.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on continuing to take profitable market share, the global demand for air and ocean capacity, favorable pricing, the shifting rate environment, our ability to secure access to capacity, our expectation that we will see strong demand, tight capacity, and rate volatility throughout the remainder of the year, our ability to maintain a high level of customer service, our ability to handle more shipments more efficiently than ever before, our ability to implement process improvements and invest in core technologies that allow us to grow our business profitably, and our ability to make investments to develop strategies, including the use of additional technologies that allow us to maintain our leadership position. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, the future success of our business model, our ability to maintain consistent and stable operating results, our ability to perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, changes in global trade volumes, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy and fuel prices, geopolitical changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current Assets:
Cash and cash equivalents	$1,114,910	$974,435
Accounts receivable, net	1,215,278	1,190,130
Other current assets	164,128	54,014
Total current assets	2,494,316	2,218,579
Property and equipment, net	490,776	536,572
Goodwill	7,927	7,927
Other assets, net	29,737	27,793
	$3,022,756	$2,790,871
Liabilities and Equity
Current Liabilities:
Accounts payable	$774,941	$726,571
Accrued expenses, primarily salaries and related costs	211,376	185,502
Federal, state and foreign income taxes	21,329	17,858
Total current liabilities	1,007,646	929,931
Deferred Federal and state income taxes	36,473	13,727

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 179,637 shares at June 30, 2017 and 179,857 shares at December 31, 2016	1,796	1,799
Additional paid-in capital	11,152	2,642
Retained earnings	2,049,403	1,944,789
Accumulated other comprehensive loss	(86,507)	(104,592)
Total shareholders’ equity	1,975,844	1,844,638
Noncontrolling interest	2,793	2,575
Total equity	1,978,637	1,847,213
	$3,022,756	$2,790,871

08-August-2017	Expeditors International of Washington, Inc.	Page 3 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Airfreight services	$671,868	$582,093	$1,287,413	$1,142,946
Ocean freight and ocean services	528,585	464,692	1,022,344	918,884
Customs brokerage and other services	471,826	428,379	907,654	831,806
Total revenues	1,672,279	1,475,164	3,217,411	2,893,636
Operating Expenses:
Airfreight services	499,418	403,419	942,822	792,196
Ocean freight and ocean services	385,927	323,699	751,990	646,719
Customs brokerage and other services	223,301	194,929	431,361	384,535
Salaries and related costs	318,529	293,532	611,109	576,887
Rent and occupancy costs	29,163	27,079	57,293	53,938
Depreciation and amortization	12,042	11,642	23,969	22,971
Selling and promotion	10,953	10,251	21,868	19,683
Other	24,706	31,749	62,645	66,017
Total operating expenses	1,504,039	1,296,300	2,903,057	2,562,946
Operating income	168,240	178,864	314,354	330,690
Other Income (Expense):
Interest income	3,380	2,890	6,121	5,669
Other, net	2,190	1,603	2,488	2,482
Other income (expense), net	5,570	4,493	8,609	8,151
Earnings before income taxes	173,810	183,357	322,963	338,841
Income tax expense	65,055	66,918	120,641	125,355
Net earnings	108,755	116,439	202,322	213,486
Less net (loss) earnings attributable to the noncontrolling interest	(96)	387	207	850
Net earnings attributable to shareholders	$108,851	$116,052	$202,115	$212,636
Diluted earnings attributable to shareholders per share	$0.60	$0.63	$1.11	$1.16
Basic earnings attributable to shareholders per share	$0.60	$0.64	$1.12	$1.17
Dividends declared and paid per common share	$0.42	$0.40	$0.42	$0.40
Weighted average diluted shares outstanding	182,033	183,132	182,091	183,110
Weighted average basic shares outstanding	180,012	181,753	180,037	181,882

08-August-2017	Expeditors International of Washington, Inc.	Page 4 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating Activities:
Net earnings	$108,755	$116,439	$202,322	$213,486
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses on accounts receivable	515	562	1,446	1,140
Deferred income tax expense (benefit)	7,261	(6,115)	12,854	3,781
Stock compensation expense	17,203	12,957	27,826	23,788
Depreciation and amortization	12,042	11,642	23,969	22,971
Other, net	(174)	(6)	(525)	30
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(73,142)	(48,344)	2,312	64,366
Increase in accounts payable and accrued expenses	52,623	51,422	34,299	36,078
Decrease in income taxes payable, net	(47,159)	(34,734)	(27,335)	(23,809)
Decrease (increase) in other current assets	3,290	1,361	(275)	(694)
Net cash from operating activities	81,214	105,184	276,893	341,137
Investing Activities:
Purchase of property and equipment	(20,380)	(13,279)	(33,141)	(27,314)
Other, net	40	4,414	(631)	3,855
Net cash from investing activities	(20,340)	(8,865)	(33,772)	(23,459)
Financing Activities:
Proceeds from issuance of common stock	51,501	48,488	96,866	90,123
Repurchases of common stock	(84,052)	(96,115)	(137,960)	(166,407)
Dividends paid	(75,726)	(73,000)	(75,726)	(73,000)
Net cash from financing activities	(108,277)	(120,627)	(116,820)	(149,284)
Effect of exchange rate changes on cash and cash equivalents	6,270	(9,345)	14,174	4,074
(Decrease) increase in cash and cash equivalents	(41,133)	(33,653)	140,475	172,468
Cash and cash equivalents at beginning of period	1,156,043	1,013,917	974,435	807,796
Cash and cash equivalents at end of period	$1,114,910	$980,264	$1,114,910	$980,264
Taxes paid:
Income taxes	$103,508	$108,369	$132,654	$146,353

08-August-2017	Expeditors International of Washington, Inc.	Page 5 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended June 30, 2017:
Revenues from unaffiliated customers	$452,217	62,554	23,463	620,050	157,698	259,533	96,764	—	1,672,279
Transfers between geographic areas	28,155	2,825	3,759	4,835	5,408	9,664	5,034	(59,680)	—
Total revenues	$480,372	65,379	27,222	624,885	163,106	269,197	101,798	(59,680)	1,672,279
Net revenues	$250,027	28,173	14,008	120,959	38,228	80,896	30,286	1,056	563,633
Operating income	$64,265	12,317	2,246	58,093	12,513	13,419	5,390	(3)	168,240
Identifiable assets	$1,487,582	129,830	48,064	576,655	129,002	437,628	207,191	6,804	3,022,756
Capital expenditures	$6,852	569	957	663	409	10,501	429	—	20,380
Depreciation and amortization	$7,731	386	300	1,362	556	1,227	480	—	12,042
Equity	$1,147,962	61,957	24,320	402,211	117,077	135,726	124,628	(35,244)	1,978,637
Three months ended June 30, 2016:
Revenues from unaffiliated customers	$417,735	56,674	21,169	517,489	151,890	229,882	80,325	—	1,475,164
Transfers between geographic areas	28,973	2,671	4,187	5,385	6,326	10,097	5,507	(63,146)	—
Total revenues	$446,708	59,345	25,356	522,874	158,216	239,979	85,832	(63,146)	1,475,164
Net revenues	$232,860	30,815	14,468	122,117	46,257	77,639	28,975	(14)	553,117
Operating income	$67,214	9,600	3,836	61,721	18,354	11,838	6,315	(14)	178,864
Identifiable assets	$1,343,669	84,358	58,570	471,832	118,352	378,859	225,877	5,938	2,687,455
Capital expenditures	$8,778	445	317	678	351	2,140	570	—	13,279
Depreciation and amortization	$7,366	380	288	1,388	543	1,188	489	—	11,642
Equity	$1,069,876	38,638	39,482	309,557	78,668	133,387	141,315	(31,418)	1,779,505

08-August-2017	Expeditors International of Washington, Inc.	Page 6 of 8

(in thousands)	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Six months ended June 30, 2017:
Revenues from unaffiliated customers	$878,236	122,453	45,566	1,186,478	304,938	490,990	188,750	—	3,217,411
Transfers between geographic areas	52,468	5,464	7,394	9,886	10,839	18,986	9,998	(115,035)	—
Total revenues	$930,704	127,917	52,960	1,196,364	315,777	509,976	198,748	(115,035)	3,217,411
Net revenues	$480,812	53,966	28,924	232,792	76,223	156,854	60,017	1,650	1,091,238
Operating income	$116,611	17,368	5,697	111,445	25,737	25,065	12,433	(2)	314,354
Identifiable assets at period end	$1,487,582	129,830	48,064	576,655	129,002	437,628	207,191	6,804	3,022,756
Capital expenditures	$12,094	803	1,212	1,903	782	15,579	768	—	33,141
Depreciation and amortization	$15,484	758	620	2,682	1,087	2,398	940	—	23,969
Equity	$1,147,962	61,957	24,320	402,211	117,077	135,726	124,628	(35,244)	1,978,637
Six months ended June 30, 2016:
Revenues from unaffiliated customers	$825,561	108,780	41,233	1,014,721	288,308	451,779	163,254	—	2,893,636
Transfers between geographic areas	55,007	5,371	7,788	10,481	12,132	20,458	10,901	(122,138)	—
Total revenues	$880,568	114,151	49,021	1,025,202	300,440	472,237	174,155	(122,138)	2,893,636
Net revenues	$453,558	58,193	28,201	232,908	85,775	152,180	59,382	(11)	1,070,186
Operating income	$115,419	16,891	7,688	116,939	34,045	24,091	15,628	(11)	330,690
Identifiable assets at period end	$1,343,669	84,358	58,570	471,832	118,352	378,859	225,877	5,938	2,687,455
Capital expenditures	$16,915	756	802	1,763	1,006	4,259	1,813	—	27,314
Depreciation and amortization	$14,698	744	541	2,707	1,055	2,286	940	—	22,971
Equity	$1,069,876	38,638	39,482	309,557	78,668	133,387	141,315	(31,418)	1,779,505

08-August-2017	Expeditors International of Washington, Inc.	Page 7 of 8

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2017	2016	2017	2016
Total revenues	$1,672,279	$1,475,164	$3,217,411	$2,893,636
Expenses:
Airfreight services	499,418	403,419	942,822	792,196
Ocean freight and ocean services	385,927	323,699	751,990	646,719
Customs brokerage and other services	223,301	194,929	431,361	384,535
Net revenues	$563,633	$553,117	$1,091,238	$1,070,186

08-August-2017	Expeditors International of Washington, Inc.	Page 8 of 8